EXECUTION COPY

EXHIBIT A

AGREEMENT AS TO JOINT FILING

Pursuant to Regulation Section 240.13d-1(k)(1)(iii), the undersigned acknowledge and agree that the attached Amendment No. 5 to Schedule 13D relating to Midwest Holding Inc. is being filed on behalf of each of the undersigned.

Dated: October 28, 2020

XENITH HOLDINGS LLC

By:	Vespoint LLC, its managing member

	By:	/s/ A. Michael Salem
	Name:	A. Michael Salem
	Title:	Co-Chief Executive Officer

VESPOINT LLC

By:	/s/ A. Michael Salem
	Name:	A. Michael Salem
	Title:	Co-Chief Executive Officer

/s/ A. Michael Salem
A. Michael Salem

/s/ Michael W. Minnich
Michael W. Minnich